SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), is dated as of November 6, 2016, by and between Energous Corporation, a Delaware corporation (the “Company”) and Dialog Semiconductor plc., a public limited company organized under the laws of England and Wales (the “Investor”).

BACKGROUND

A.  The Company and Dialog Semiconductor (UK) Ltd are concurrently herewith entering into that certain Strategic Alliance Agreement, of even date herewith (the “Strategic Alliance Agreement”).

B.  The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

C.  The Investor wishes to purchase, and the Company wishes to sell and issue to the Investor, upon the terms and subject to the conditions stated in this Agreement, (i) an aggregate of up to 763,552 shares of the Common Stock at a purchase price of $13.0967 per share (as adjusted by any stock split, dividend or other distribution, recapitalization or similar event, the “Shares”) and (ii) warrants to purchase an aggregate of up to 763,552 shares (subject to adjustment as described in the Warrants) of Common Stock (the “Warrants”) in the form attached hereto as Exhibit B, which Warrants shall have an exercise price equal to $17.0257 per share (subject to adjustment as described Warrants) and a term of exercise of three (3) years from and after the Closing.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I
DEFINITIONS

1.1  Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” collectively means any and all laws, rules, regulations, and governmental, judicial or administrative decrees, orders and decisions that are applicable to the Company or any of its Subsidiaries, this Agreement, the other Transaction Documents, including the U.S. Gramm-Leach-Bliley Act of 1999, as amended, and the regulations promulgated under such Act, the U.S. Fair Credit Reporting Act of 1970, as amended, or any regulations or guidelines promulgated under such Act, the U.S. Bank Secrecy Act, orders and guidelines of the Office of Foreign Assets Control and the USA Patriot Act, and any other applicable data protection, privacy, consumer protection or confidentiality laws or regulations (including the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including The Nasdaq Stock Market or comparable securities trading market).

“Board” has the meaning set forth in Section 2.2.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by Applicable Law to remain closed.

“Change of Control of the Company” means a change in ownership or control of the Company effected through any of the following transactions: (a) a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the Persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (b) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets; or (c) the closing of any transaction or series of transactions to which any Person or any group of Persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the Exchange Act becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 or the Exchange Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of transactions, whether such transaction involves a directly issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date and time of the Closing and shall be a date no later than November 11, 2016 or such other date and time as is mutually agreed to by the Company and the Investor.

“Common Stock” means the common stock of the Company, par value $0.00001 per share.

“Company” has the meaning set forth in the Preamble.

“Company Plans” has the meaning set forth in Section 3.1(k).

“Disclosure Letter” has the meaning set forth in the lead-in paragraph to Article III.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effectiveness Period” has the meaning set forth in Section 6.1(b).

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” has the meaning set forth in Section 3.1(h).

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Indemnified Party” has the meaning set forth in Section 6.4(c).

“Indemnifying Party” has the meaning set forth in Section 6.4(c).

“Insolvent” has the meaning set forth in Section 3.1(i).

“Investor” has the meaning set forth in the Preamble.

“Investor Controlled Entity” shall mean an entity of which the Investor collectively owns or controls, directly or indirectly, not less than a majority of the outstanding voting power entitled to vote in the election of directors of such entity (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity).

“Lien” means, with respect to any asset, any pledge, lien, collateral assignment, security interest, encumbrance, right of first refusal, mortgage, deed of trust, title retention, conditional sale or other security arrangement, or adverse claim of title.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity, or enforceability of any of the Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (iii) a material adverse effect on the Company’s ability to perform on a timely basis its obligations under any of the Transaction Documents.

“Material Permits” has the meaning set forth in Section 3.1(m).

“Non-Voting Convertible Securities” means any securities of the Company that are convertible into, exchangeable for or otherwise exercisable to acquire Voting Stock of the Company, including convertible securities, warrants, rights or options to purchase Voting Stock of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, incorporated or unincorporated association, joint stock company, unincorporated organization, a government or any department, subdivision or agency thereof, or other entity of any kind.

“Preferred Stock” means the preferred stock of the Company, par value $0.00001 per share.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, or a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Price” has the meaning set forth in Section 2.1.

“Registrable Securities” means the Shares and the Warrant Shares issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means each registration statement filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Regulation D” has the meaning set forth in the Background.

“Rule 144,” “Rule 144(c),” “Rule 415,” and “Rule 424” means Rule 144, Rule 144(c), Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” has the meaning set forth in the Background.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means, collectively, the Shares purchased hereunder, the Warrants and the Warrant Shares.

“Securities Act” has the meaning set forth in the Background.

“Shares” has the meaning set forth in the Background.

“Subsidiary” means any direct or indirect subsidiary of the Company.

“Trading Day” means (a) any day on which the Securities are listed or quoted and traded on The Nasdaq Stock Market or comparable securities trading market, or (b) if trading ceases to occur on any such market, any Business Day.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, and the Warrants.

“Transfer Agent” means Wells Fargo or any successor transfer agent for the Company.

“Voting Period” means the period beginning on the Closing Date and ending on the earlier of (i) the three year anniversary of the Closing Date or (ii) the effective date of the termination of the Strategic Alliance Agreement.

“Voting Stock” means shares of Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board.

“Warrants” has the meaning set forth in the Background.

“Warrant Shares” means the shares of Common Stock to be issued upon exercise of the Warrants (as adjusted by any stock split, dividend or other distribution, recapitalization or similar event).

“13D Group” means any group of Persons that would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D or Schedule 13G with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

ARTICLE II
PURCHASE AND SALE

2.1  Purchase and Sale of the Shares and Warrants. Subject to the terms and conditions of this Agreement, the Investor hereby agrees to purchase, and the Company hereby agrees to sell and issue to the Investor, the Shares and Warrants as set forth opposite the Investor’s name on Exhibit A for the aggregate purchase price (the “Purchase Price”) set forth opposite the Investor’s name on Exhibit A.

2.2  Closing.

(a)  At the Closing, the Company shall deliver to the Investor (i) the Shares and Warrants, registered in the name of the Investor as indicated on Exhibit A and (ii) a certificate, in the form set forth on Exhibit C, executed by the secretary of the Company and dated as of the Closing Date, as to the Certificate of Incorporation, by-laws, foreign qualification, incumbency of the Company’s officers and good standing of the Company and the resolutions adopted by the Company’s Board of Directors (the “Board”) authorizing the transactions contemplated by the Transaction Documents.

(b)  At the Closing, the Investor shall deliver to the Company the Purchase Price to the Company by wire transfer of immediately available funds to an account specified by the Company in writing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Company. Except as disclosed in the SEC Reports filed since March 27, 2014 (but excluding all disclosures contained in the exhibits to such SEC Reports and the schedules to such exhibits, excluding the “Risk Factors” section contained in such SEC Reports, and excluding forward-looking statements identifying risks and uncertainties that are not historical facts contained in such SEC Reports) or the Disclosure Letter delivered by the Company to the Investor concurrently with the execution hereof (the “Disclosure Letter”), the Company hereby represents and warrants to the Investor as follows:

(a)  Subsidiaries. The Company has no Subsidiaries other than those listed on Section 3.1(a) of the Disclosure Letter. Except as disclosed in Section 3.1(a) of the Disclosure Letter, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)  Organization and Qualification. Each of the Company and its Subsidiaries is an entity duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation or by-laws or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its officers, the Board or its stockholders. The issuance of the Shares, the Warrants and the Warrant Shares do not require the approval of the stockholders of the Company. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other Applicable Laws of general application relating to or affecting the enforcement of creditors rights generally; and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(d)  No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, by-laws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) result in a violation of any Applicable Law, except, in the case of clause (ii) or (iii), to the extent that such conflict or violation has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)  Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents or the consummation of the transactions contemplated hereby and thereby, other than (i) the filings required to comply with the Company’s registration obligations hereunder, (ii) the application(s) to The Nasdaq Stock Market for the listing of the shares of Common Stock purchased pursuant to this Agreement and the Warrant Shares for trading thereon in the time and manner required thereby, and (iii) filings required under applicable U.S. federal and state securities laws.

(f)  The Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive rights, rights of first refusal, or similar rights of stockholders. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and upon exercise of the Warrants.

(g)  Capitalization. As of November 3, 2016, the aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) consists of (i) 50,000,000 authorized shares of Common Stock, with 19,130,892 shares of Common Stock outstanding; (ii) 10,000,000 shares of Preferred Stock, none of which are outstanding; (iii) 1,683,462 shares of Common Stock, on a diluted basis, reserved for issuance upon the exercise of outstanding warrants; and (iv) 4,676,508 shares of Common Stock, reserved for issuance upon the exercise of outstanding employee stock options and/or restricted stock units. Since November 3, 2016, the Company has not issued or granted, as applicable, any capital stock, options or other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company). All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws and regulations. Except as disclosed in this Section 3.1(g) or in Section 3.1(g) of the Disclosure Letter, the Company does not have outstanding any other options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Preferred Stock or Common Stock, or securities or rights convertible or exchangeable into shares of Preferred Stock or Common Stock. There are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, based solely on an examination of Schedules 13D and Schedules 13G on file with the SEC, except pursuant to this Agreement, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act) or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of five percent (5%) of the outstanding Common Stock.

(h)  SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act since March 27, 2014, including pursuant to Sections 13(a) or 15(d) of the Exchange Act, or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Such reports required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, together with any materials filed or furnished by the Company under the Securities Act and the Exchange Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Disclosure Letter, the “Disclosure Materials”. As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject that are required to be filed with the SEC or identified on the SEC Reports are included as part of or identified in the SEC Reports. The Company is eligible to use Form S-3 to register the resale of the Registrable Securities. The Company has not received any comments from the SEC or the staff of the SEC Division of Corporation Finance on the Company’s SEC Reports (or any Company filings with the SEC during the years ended December 31, 2014 and 2015) that remain unresolved.

(i)  No Change. Except as otherwise disclosed in the SEC Reports, since March 27, 2014, (A) there has been no event, occurrence or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, (B) the Company has not incurred any liabilities (contingent or otherwise) other than those arising from operations in the ordinary course of business consistent with past practice, and (C) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock other than pursuant to the Company’s stock repurchase plan described in the SEC Reports. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company believe that its creditors intend to initiate involuntary bankruptcy Proceedings or have any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not Insolvent (as hereinafter defined) as of the date hereof, and will not be Insolvent after giving effect to the transactions contemplated hereby to occur at the applicable Closing. For purposes of this Section 3.1(i), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(j)  Litigation. Except as disclosed in Section 3.1(j) of the Disclosure Letter or the SEC Reports, there is no Proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of its properties that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Neither the Company, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation involving the Company or, to the knowledge of the Company, any current or former director or officer of the Company. Except as disclosed in the Disclosure Letter, neither the Company nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no Proceeding by the Company or any Subsidiary currently pending or which the Company or any Subsidiary intends to initiate that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since March 27, 2014, (i) the Common Stock has been designated for quotation on The Nasdaq Stock Market, (ii) trading in the Common Stock has not been suspended by the SEC or The Nasdaq Stock Market and (iii) the Company has received no communication, written or oral, from the SEC or The Nasdaq Stock Market regarding the suspension or delisting of the Common Stock.

(k)  Key Employees. There are no currently effective employment contracts, offer letters containing economic terms, consulting agreements, deferred compensation arrangements, bonus plans, incentive plans, profit sharing plans, retirement agreements or other employee compensation plans or agreements (“Company Plans”) containing terms and conditions that would result in the material payment to any employee or former employee of the Company or any of its Subsidiaries of any material money or other property or the acceleration, vesting or provision of any other material rights or benefits to any employee or former employee of the Company or any of its Subsidiaries by virtue of the issuance of the Securities pursuant to this Agreement (either alone or upon the occurrence of any other event).

(l)  Registration Rights and Voting Rights. Except as required pursuant to Article VI of this Agreement, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued that have not expired or been satisfied. To the knowledge of the Company, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

(m)  Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is, or since March 27, 2014 has been, in violation of any Applicable Law in respect of the conduct of its business or the ownership of its properties, which violation has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports (“Material Permits”), except where the failure to possess such permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Material Permit, the revocation or modification of which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)  Foreign Assets Control Regulations, Etc.

(i) Neither the sale of the Securities by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(ii) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(iii) No part of the proceeds from the sale of the Securities hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

(o)  Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

(p)  Environmental Matters.

(i) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(ii) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(iii) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(iv) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

(q)  Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are material, including all such properties reflected in the most recent audited balance sheet or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens. All leases that individually or in the aggregate are material are valid and subsisting and are in full force and effect in all material respects.

(r)  Offering Valid. Assuming the accuracy of the representations and warranties of the Investor contained in Section 3.2 hereof, the offer, sale and issuance of the Common Stock, the Warrants, and the Warrant Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(s)  Private Placement. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any Applicable Law or stockholder approval provisions, including, without limitation, under the rules and regulations of The Nasdaq Stock Market, in a manner which would require any stockholder approval.

(t)  Transfer Taxes. On the Closing Date, all documentary, stamp, issue, stock transfer and other taxes (other than income taxes) required to be paid in connection with the sale and transfer of the shares of Common Stock to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all Applicable Laws imposing such taxes will be or will have been complied with fully.

(u)  Placement Agent’s Fees. The Company has not employed any broker, investment banker, finder or other Person in a similar capacity and has not incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker, investment banker, finder or other Person in a similar capacity has acted, directly or indirectly, for the Company or any of its Subsidiaries, in connection with this Agreement or the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement and the Transaction Documents.

(v)  Application of Takeover Protections. Except as described in Section 3.1(v) of the Disclosure Letter, there is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the Applicable Laws of its state of incorporation or otherwise, that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities (including the issuance of the Warrant Shares) and the Investor’s ownership of the Securities.

3.2  Representations, Warranties and Covenants of the Investor. The Investor hereby represents and warrants to the Company as follows:

(a)  Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by the Investor of the Securities hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other Applicable Laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies. The Investor is not required to obtain any consent, waiver, authorization or order of, give notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Investor of the Transaction Documents or the consummation of the transactions contemplated hereby and thereby, other than filings required under applicable U.S. federal and state securities laws.

(b)  No Public Sale or Distribution. The Investor is (i) acquiring the Common Stock and the Warrants and (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and the Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(c)  Investor Status. At the time the Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)  Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Investor understands that it must bear the economic risk of this investment in the Securities, and is able to bear such risk and is able to afford a complete loss of such investment.

(e)  Access to Information. The Investor acknowledges that it has had access to the Disclosure Materials and information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment. No information, inquiry, or investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)  Restricted Securities. The Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor has been advised or is aware that it may be deemed to be an “affiliate” of the Company within the meaning of the Securities Act following the execution of this Agreement.

(g)  Placement Agent’s Fees. The Investor has not employed any broker, investment banker, finder or other Person in a similar capacity or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker, investment banker, finder or other Person in a similar capacity has acted, directly or indirectly, for the Company or any of its Subsidiaries, in connection with this Agreement or the transactions contemplated hereby. The Investor shall pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for any such fees described in the preceding sentence arising out of the purchase of the Securities pursuant to this Agreement.

(h)  Litigation. There is no Proceeding pending or, to the Investor’s knowledge, threatened against the Investor or any subsidiary or any of its properties which in any manner challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

(i)  No Ownership of Company Securities. Except as set in disclosure provided to the Company, as of the date of this Agreement, neither the Investor, nor any Investor Controlled Entity or Affiliate of the Investor (other than any officer or director of the Investor) beneficially owns any shares of Common Stock, or any other equity securities of the Company, or any options, warrants or other rights to acquire equity securities of the Company or any other securities convertible into equity securities of the Company. Except as set in disclosure provided to the Company, since March 27, 2014, neither the Investor, nor any Investor Controlled Entity, or Affiliate of the Investor (other than any officer or director of the Investor), has purchased, sold, transferred, made any short sale of, granted any option for the purchase of, or entered into any hedging or similar transaction with the same economic effect as a sale of, any equity securities or any options, warrants or other rights to acquire equity securities of the Company.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1  Transfer Restrictions.

(a)  The Investor covenants that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the Transfer Agent requests such legal opinion, any transfer of Securities by the Investor to an Affiliate of the Investor, provided, that (i) the transferee certifies to the Company that it is an “accredited investor,” as defined in Rule 501(a) under the Securities Act and (ii) the transferee agrees in writing to be subject to the terms and conditions of this Agreement.

(b)  The Investor agrees to the imprinting, so long as is required by this Section 4.1(b), of the following legends on any certificate evidencing any of the Securities:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

THESE SECURITIES ARE SUBJECT TO TRANSFER RESTRICTIONS AS SET FORTH IN A CERTAIN SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

Certificates evidencing Securities shall not be required to contain the legends set forth above (i) following any sale of such Securities pursuant to a Registration Statement covering the resale of the Securities is effective under the Securities Act; (ii) following any sale of such Securities pursuant to Rule 144 if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the Securities have been sold under Rule 144; (iii) if the Securities are eligible for sale under Rule 144(b)(1); or (iv) if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the staff of the SEC). The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(b) unless required by Applicable Law.

(c)  Notwithstanding the foregoing provisions of this Section 4.1, during the Voting Period, Investor agrees that it shall not sell, transfer or dispose of, directly or indirectly, any Securities, other than pursuant to an effective registration statement, pursuant to Rule 144, pursuant to another available exemption from the registration requirements of the Securities Act in an unregistered block trade executed on behalf of Investor, to the Company, in response to a Change of Control (or agreement related to a Change of Control), or a tender or exchange offer for the Common Stock, as part of a merger or other transaction in which all outstanding shares of Common Stock of the Company are converted into or exchanged for other consideration and is approved by the stockholders of the Company, or with prior Board approval, unless the transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

4.2  Furnishing of Information. During the time a Registration Statement is required to be effective, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of the Investor, the Company shall deliver to the Investor a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as the Investor owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Securities under Rule 144. The Company further covenants that it will take such further action as the Investor may reasonably request, all to the extent necessary from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3  Integration. The Company shall not, and shall use its commercially reasonably efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investor or that would be integrated with the offer or sale of the Securities such that approval of the stockholders of the Company would be required pursuant to the rules and regulations of The Nasdaq Stock Market or a comparable securities trading market.

4.4  Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue Warrant Shares under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Warrant Shares under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

4.5  Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on The Nasdaq Stock Market or a comparable securities trading market, and promptly following the Closing (but not later than the 30 day anniversary of the Closing) to list the Shares and Warrant Shares on The Nasdaq Stock Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other securities trading market, it will include in such application the Shares and the Warrant Shares, and will take such other action as is necessary or desirable in the reasonable opinion of the Investor to cause the Shares and Warrant Shares to be listed on such other securities trading market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on The Nasdaq Stock Market or comparable securities trading market and will comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of such market.

4.6  Anti-Takeover Provisions. If any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the Applicable Laws of its state of incorporation or otherwise, that is or would reasonably be expected to become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and/or Investor’s exercise of Warrants and the Investor’s ownership of the Securities, shall become applicable to the transactions contemplated by the Transaction Documents, the Company and the Board shall use best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by the Transaction Documents may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

4.7  Notice of Transactions. Notwithstanding anything to the contrary herein, including Section 4.9, the Company agrees that until the effective date of the termination of the Strategic Alliance Agreement, if the Board authorizes the Company to explore a possible process for a transaction that would, if consummated, constitute a Change of Control of the Company, then the Company shall notify the Investor in writing of such process and allow the Investor to participate therein. The Company shall not enter into any binding agreement providing for a Change of Control of the Company, unless the Company notifies the Investor in writing of its intention to do so at least one hundred twenty hours before taking such action. If the Investor makes an offer or proposal within such one hundred twenty hour period, then the Board shall consider such offer or proposal in good faith. For clarity, “binding agreement providing for a Change of Control of the Company” includes any binding letter of intent or memorandum of understanding, “no-shop” or exclusivity agreement, or definitive agreement with respect to a potential Change of Control of the Company.

4.8  Voting Agreement.

(a)  During the Voting Period, each of the Investor, any Investor Controlled Entity or any Affiliate of the Investor (other than any officer or director of the Investor) (the “Investor Group”) shall:

(i)  vote all Common Stock of the Company they hold in each vote of the Company’s stockholders in the manner recommended by the Board; provided that this Section 4.8(a) shall not apply to proposals (i) seeking approvals of the Company’s stockholders with respect to amendments to the Company’s Certificate of Incorporation or by-laws that directly conflict with the rights of the Investor under this Agreement, (ii) that directly affect the Investor by naming the Investor specifically in such amendment or (iii) that seek approval of, or are otherwise made in connection with, any transaction, offer or proposal that would, if consummated, result in a Change of Control of the Company; and

(ii)  with respect to votes of the Company’s stockholders relating to the election of members of the Board, vote all Common Stock of the Company they hold in favor of individuals recommended by the Board for election to the Board.

(b)  During the Voting Period, the Investor shall take such actions as may be reasonably necessary to ensure that any Common Stock held by any member of the Investor Group are present for any vote of the Company’s stockholders for purposes of establishing a quorum with respect to such vote.

4.9  Standstill.

(a)  The Investor agrees that during the Voting Period, no member of the Investor Group shall directly or indirectly:

(i)  act, alone or in concert with others, to seek to control the management, Board or policies of the Company;

(ii)  enter into any joint venture, securities lending or option agreement, put or call, guarantee of loans, guarantee of profits or division of losses or profits, contract, arrangement or understanding with any Person with respect to any securities of the Company or any Subsidiary of the Company;

(iii)  acquire additional shares of Voting Stock without the consent of the Board, except for the Warrant Shares;

(iv)  solicit or participate in the solicitation of proxies with respect to any Voting Stock, or seek to advise or influence any person with respect to the voting of any Voting Stock (other than as otherwise provided or contemplated by this Agreement);

(v)  deposit any Voting Stock in a voting trust or, except as otherwise provided or contemplated herein, subject any Voting Stock to any arrangement or agreement with any third party with respect to the voting of such Voting Stock;

(vi)  join a 13D Group (other than a group comprising solely of the Investor and its Affiliates) for the purpose of acquiring, holding, voting or disposing of Voting Stock or Non-Voting Convertible Securities;

(vii)  take any action which would reasonably be expected to require the Company to make a public announcement regarding the possibility of a business combination or merger involving the Company or any of its Subsidiaries;

(viii)  publically disclose any intention, plan or arrangement inconsistent with the foregoing;

(ix)  knowingly advise, assist or encourage any other Persons in connection with any of the foregoing; or

(x)  request that the Company (or its respective directors, officers, affiliates, employees or agents), directly or indirectly, amend or waive any provision of this Section 4.9(a) in a manner that requires public disclosure of such request.

Notwithstanding anything to the contrary in this Agreement, (i) the prohibitions in this Article IV shall not affect the Investor’s ability to hold the Shares, the Warrants and the Warrant Shares, (ii) the provisions of Section 4.8 and this Section 4.9 shall not prohibit any member of the Investor Group from making or disclosing any offer or proposal on a confidential basis to the Board (and, if the Board rejects that offer or proposal or fails to enter onto a binding agreement with respect to such offer or proposal within 30 days, making a public announcement regarding such offer or proposal) in connection with a potential business combination or merger transaction with Investor that would result in a Change of Control of the Company, (iii) if a Change of Control of the Company has occurred, then the provisions of Section 4.7, Section 4.8 and this Section 4.9 shall immediately terminate without further force or effect and the Company and the Investor shall be released from compliance therewith, (iv) if (x) the Company has entered into any agreement to effect a Change of Control of the Company or (y) a third party has made a public offer or proposal (including a tender or exchange offer) or publicly announced an intention to make any such offer or proposal that would, if consummated, result in a Change of Control of the Company, then, in each case in this clause (iv), the Company and the Investor shall be released from the provisions of Section 4.7, Section 4.8 and this Section 4.9 for the pendency of such agreement, offer or proposal, and (v) the provisions of Section 4.8 and this Section 4.9 shall not prohibit the Investor from disclosing the acquisition of the Shares, Warrants and Warrant Shares hereunder on Form 13D or Form 13G, provided that the Investor shall give the Company prior notice of such filing.

4.10  Lock-Up. The Investor hereby agrees not to sell, transfer or otherwise dispose of, directly or indirectly, any Shares or Warrant Shares or enter into any swap or other arrangement that transfers to another Person any of the economic consequences of ownership of Shares or Warrant Shares until the six month anniversary of the Closing, except (i) to the Company, (ii) in response to a Change of Control (or agreement related to a Change of Control), or a tender or exchange offer for the Common Stock (other than a tender or exchange offer by any member of the Investor Group), (iii) as part of a merger or other transaction in which all outstanding shares of Common Stock of the Company are converted into or exchanged for other consideration and is approved by the stockholders of the Company, (iv) a transfer to an Affiliate of the Investor, provided such Affiliate agrees in writing to be bound by the terms of Section 4.1, Section 4.8, Section 4.9, and this Section 4.10, or (v) with prior Board approval. From and after the six month anniversary of the Closing Date through the end of the Voting Period, the Investor hereby agrees not to sell, transfer or otherwise dispose of Shares or Warrant Shares in any calendar week in an amount in excess of 1% of the total outstanding shares of the Company, other than (i) in any transaction provided for in clauses (i) – (v) of the immediately preceding sentence or (ii) pursuant to an underwritten offering or a block trade executed on behalf of Investor.

4.11  Press Releases. No later than the Trading Day immediately following the execution of this Agreement, the Company will issue a press release disclosing the transactions contemplated by the Agreement, and the Company shall file a Form 8-K relating to the Transaction Documents. The Company shall provide the Investor with a reasonable opportunity to review and provide comments on the drafts of such press release and Form 8-K. The Company and the Investor shall consult with each other in issuing any subsequent press releases with respect to the transactions contemplated hereby, and the Company and the Investor shall not issue any such subsequent press release or otherwise make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, except if such disclosure is required by Applicable Law, in which case the disclosing party shall if possible promptly provide the other party with prior notice of such public statement or communication.

4.12  Antitrust Filings. If the exercise of the Warrants requires any antitrust filings under Applicable Law, then the Investor and the Company agree to make any such required filings and to cooperate with each other in making any such filings.

4.13   Information Rights. Until such time that Investor has sold, transferred or otherwise disposed of, directly or indirectly, more than 381,776 Shares, the Company will furnish, or cause to be furnished, to the Investor such additional information regarding the Investor's investment in the Company as the Investor may reasonably request, including such information as is necessary or appropriate to permit the Investor Group to comply on a timely basis with their financial reporting obligations in respect of the Investor's investment in the Company. Any such information will be subject to the provisions of, and treated as “Confidential Information” under, that certain strategic alliance agreement, dated as of November 6, 2016, between the Company and Investor.

ARTICLE V
CONDITIONS PRECEDENT

5.1  Conditions Precedent to the Obligations of the Investor. The obligation of the Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by the Investor, at the Closing, of each of the following conditions:

(a)  Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (other than those representations and warranties that are qualified by materiality or Material Adverse Effect qualifiers, which shall be true and correct in all respects) as of the date when made and as of the Closing as though made on and as of such date.

(b)  Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)  No Stockholder Approval Required. No approval on the part of the stockholders of the Company shall be required in connection with the execution and delivery by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions to be performed by the Company contemplated by the Transaction Documents.

(d)  Regulatory Approvals. All material approvals, authorizations and consents of any governmental entity or Person required to consummate the transactions contemplated by this Agreement and the other Transaction Documents (including any such approvals, authorizations and consents under applicable foreign antitrust laws) shall have been obtained and remain in full force and effect, and all statutory waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated.

(e)  Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and the other Transaction Documents, including, without limitation, the offer and sale of the Securities.

(f)  No Litigation. No litigation, order, writ, injunction, judgment, decree or other claim shall be pending or, to the knowledge of the Investor, threatened that questions the validity of this Agreement or the other Transaction Documents or the right of the Company or the Investor to enter into such agreements or to consummate the transactions contemplated hereby and thereby.

(g)  No Violation. No statute, rule, regulation, order, or interpretation shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transactions contemplated by the Agreement or the other Transaction Documents illegal.

5.2  Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at the Closing, of each of the following conditions:

(a)  Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date.

(b)  Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing.

(c)  Regulatory Approvals. All material approvals, authorizations and consents of any governmental entity or Person required to consummate the transactions contemplated by this Agreement and the other Transaction Documents (including any such approvals, authorizations and consents under applicable foreign antitrust laws) shall have been obtained and remain in full force and effect, and all statutory waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated.

(d)  Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and the other Transaction Documents, including, without limitation, the offer and sale of the Securities.

(e)  No Litigation. No litigation, order, writ, injunction, judgment, decree or other claim shall be pending or, to the knowledge of the Company, threatened that questions the validity of this Agreement or the other Transaction Documents or the right of the Company or the Investor to enter into such agreements or to consummate the transactions contemplated hereby and thereby.

(f)  No Violation. No statute, rule, regulation, order, or interpretation shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transactions contemplated by this Agreement or the other Transaction Documents illegal.

ARTICLE VI
REGISTRATION RIGHTS

6.1  Registration Statement.

(a)  Until such time as the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly under Rule 144 without volume limitation, upon written request by the Investor, the Company shall, as soon as reasonably practicable following Investor’s request, prepare and file with the SEC a Registration Statement covering the resale of such portion of the Registrable Securities requested by the Investor for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement shall be on Form S-3 or any successor form thereto (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 or any successor form thereto, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act). The Company shall not be obligated to file and have declared effective more than two (2) Registration Statements per year pursuant to this Article VI and each registration hereunder shall include Registrable Securities consisting of not less than 100,000 shares of Common Stock (as adjusted by any stock split, dividend or other distribution, recapitalization or similar event).

(b)  The Company shall use its best efforts to cause each Registration Statement to be declared effective by the SEC as promptly as practical after the filing thereof (but in no event sooner than six (6) months after the Closing Date of this Agreement), and, subject to Section 6.1(e), shall use its best efforts to keep each Registration Statement continuously effective under the Securities Act for all Registrable Securities for a period up to the earlier of seventy five (75) days or until the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly under Rule 144 on a single day (the “Effectiveness Period”).

(c)  The Company shall notify the Investor in writing promptly (and in any event within two (2) Trading Days) after receiving notification from the SEC that a Registration Statement has been declared effective.

(d)  The Company may require the Investor to provide such information regarding the Investor as may be required under the Securities Act to effect the registration contemplated hereunder.

(e)  If at any time after a Registration Statement has become effective, the Company is engaged in any plan, proposal or agreement with respect to any financing, acquisition, recapitalization, reorganization or other material transaction or development the public disclosure of which would be detrimental to the Company, then the Company may direct that such request be delayed or that use of the Prospectus contained in such Registration Statement be suspended, as applicable, for a period of up to forty-five (45) days. The Company will notify the Investor of the delay or suspension. In the case of notice suspending an effective Registration Statement, the Investor will immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until the Investor has received copies of a supplemented or amended Prospectus or until the Investor is advised in writing by the Company that the then-current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company may exercise the rights provided by this Section 6.1(e) for an aggregate of ninety (90) days within any 365-day period.

(f) The Company will use its best efforts to cooperate with the Investor in the disposition of the Registrable Securities covered by a Registration Statement.

6.2  Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)  (i) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep each Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities during the Effectiveness Period; (ii) cause the related

Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practical, to any comments received from the SEC with respect to each Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable to the Company with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investor thereof set forth in a Registration Statement as so amended or in such Prospectus as so supplemented.

(b)  Notify the Investor as promptly as reasonably practical, and confirm such notice in writing no later than two (2) Trading Days thereafter, of any of the following events: (i) any Registration Statement or any post-effective amendment is declared effective; (ii) the Company becomes aware that the SEC has issued any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (iii) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (iv) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)  Use its best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(d)  If requested by the Investor, promptly provide the Investor, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by the Investor (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(e)  Promptly deliver to the Investor, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as the Investor may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Investor in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(f)  Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the Investor in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the

Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it would not otherwise be required to qualify but for this Section 6.2(f) or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)  Upon sale of such Registrable Securities pursuant to an effective Registration Statement, cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee, which certificates shall be free, to the extent permitted by this Agreement and under Applicable Law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any the Investor may reasonably request.

(h)  Promptly upon the occurrence of any event described in Section 6.2(b)(iv), prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)  Comply with all rules and regulations of the SEC applicable to the Company in connection with the registration of the Securities.

(j)  The Company shall comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the holders are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

6.3  Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement, including, without limitation, (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, The Nasdaq Stock Market or comparable securities trading market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses incurred by the Company, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, (f) reasonable fees and expenses of one special counsel for the Investor (not to exceed $25,000 per registration or $100,000 in the aggregate for all registrations pursuant to this Agreement); and (g) all listing fees to be paid by the Company to The Nasdaq Stock Market or comparable securities trading market; provided, however, that the Company shall not be responsible for underwriting discounts and commissions of the Investor.

6.4  Indemnification.

(a)  Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Investor, the officers, directors, partners, members, agents and employees of each of them, each Person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by Applicable Law, from and against all Losses arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, provided, however, that the Company shall not be liable in any such case to the extent that such Losses arise out of, or are based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with information that relates solely to the Investor or the Investor’s proposed method of distribution of Registrable Securities and was provided by the Investor in writing for use in such Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto.

(b)  Indemnification by the Investor. The Investor shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Company, its officers, directors, partners, members, agents and employees of each of them, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by Applicable Law, from and against all Losses arising out of any untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, in each case, on the effective date thereof, but only to the extent that such untrue statement or omission is based solely upon information regarding the Investor furnished to the Company by the Investor in writing expressly for use therein, or to the extent that such information solely relates to the Investor or the Investor’s proposed method of distribution of Registrable Securities and was provided by the Investor for use in such Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of the Investor under this Article VI be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)  Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party or that additional or different defenses may be available to the Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party), it being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, unless such consent is unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 6.4(c)) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)  Contribution. If a claim for indemnification under Section 6.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 6.4(d) was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4(d), the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.5  Dispositions. The Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement and shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus. The Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(b)(ii), (iii) or (iv), the Investor will use best efforts to discontinue disposition of Registrable Securities under a Registration Statement until the Investor is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be used. The Investor acknowledges and agrees that the provisions of Section 4.9 of this Agreement shall apply with respect to any proposed disposition pursuant to a Registration Statement filed pursuant to this Article VI. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

6.6  [Reserved.]

6.7  Assignment of Registration Rights. The registration rights under this Article VI of this Agreement with respect to applicable shares transferred by Investor pursuant to this agreement shall be automatically transferred to any transferee of all or any portion of Investor’s Registrable Securities, to the extent of such shares transferred, if (a) Investor agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (b) the Company is furnished with written notice of (i) the name and address of such transferee and (ii) the securities with respect to which such registration rights are being transferred; (c) following such transfer or assignment, the further disposition of such securities by the transferee is restricted under this Agreement, the Securities Act and applicable state securities laws; (d) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence the transferee agrees in writing to be bound by all of the provisions of this Agreement; and (e) such transfer shall have been made in accordance with the applicable requirements of this Agreement.

ARTICLE VII
MISCELLANEOUS

7.1  Termination. This Agreement may be terminated by the Company or the Investor, by written notice to the other, if the Closing has not been consummated by the third Business Day following the date of this Agreement; provided, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

7.2  Fees and Expenses. The Company shall pay all Transfer Agent fees, documentary, stamp, issue and transfer taxes and other taxes and duties levied in connection with the sale, issuance and transfer of the Securities.

7.3  Entire Agreement. The Transaction Documents, the Strategic Alliance Agreement and the non-disclosure agreement dated April 9, 2014 between the Company and the Investor, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.4  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 7.4 prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 7.4 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers for such notices and communications are as follows:

Notices for the Company:

Energous Corporation, Inc.

3590 North First Street, Suite 210

San Jose, CA 95134

Attention: Brian Sereda

Telephone No.: (408) 963-0200

With a copy to:

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

Attention: Mark Leahy and Horace Nash

Telephone No.:	(650) 988-8500
Facsimile No.:	(650) 938-5200

Notices for the Investor:

Dialog Semiconductor plc

100 Longwater Avenue

Green Park

Reading, RG2 6GP

Attn: Legal Department

Telephone No.: +44 (0) 1793 757700

7.5  Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.6  Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.7  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. Notwithstanding the foregoing, nothing in this Section 7.7 shall prevent any assignment of this Agreement by the Company or the Investor that is deemed to occur in connection with a Change of Control of the Company. The Investor may assign some or all of its rights hereunder in connection with transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be an Investor hereunder with respect to such assigned rights.

7.8  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Section 6.4 directly against the parties with obligations thereunder.

7.9  Governing Law; Venue; Service of Process; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THAT BODY OF LAWS PERTAINING TO CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT AND THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTOR HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

7.10  Survival. The representations and warranties contained herein shall survive the Closing. The agreements and covenants contained herein shall survive the Closing in accordance with their respective terms.

7.11  Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

7.12  Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13  Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall promptly issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, and the Investor will pay only those costs and expenses that are customarily charged by or on behalf the Company or the Transfer Agent to any stockholder of the Company in connection therewith. The Company may require the execution by the holder thereof of a customary lost certificate affidavit of that fact and a customary agreement to indemnify and hold harmless the Company (and Transfer Agent, if applicable) for any losses in connection therewith.

7.14  Remedies. In addition to being entitled to exercise all rights provided herein or granted by Applicable Law, including recovery of damages, the Investor and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

7.15  Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY: ENERGOUS CORPORATION, INC. By: /s/ Stephen R. Rizzone Name: Stephen R. Rizzone Title: President and Chief Executive Officer

Signature Page to Securities Purchase Agreement

INVESTOR: DIALOG SEMICONDUCTOR PLC By: /s/ Mark Tyndall Name: Mark Tyndall Title: SVP Corporate Development and Strategy

Signature Page to Securities Purchase Agreement

Exhibits:

A	Securities Purchased

B	Form of Warrant

C	Form of Secretary’s Certificate - Company

Exhibit A
SECURITIES PURCHASED

Investor	Common Stock	Warrants	Purchase Price
Dialog Semiconductor plc.	763,552	763,552	$10,000,011.48

Exhibit B
FORM OF WARRANT

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES IN ACCORDANCE WITH THE PURCHASE AGREEMENT (AS DEFINED BELOW).

ENERGOUS CORPORATION

WARRANT

Warrant No. 002	Dated: November [__], 2016

Energous Corporation, a Delaware corporation (the “Company”), hereby certifies that, for value received, Dialog Semiconductor plc., a public limited company organized under the laws of England and Wales (“Dialog”), or its successors or assigns (the “Holder”), is entitled to purchase from the Company up to a total of 763,552 shares of common stock, $.00001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price initially equal to $17.0257 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time on or after date which is six months and one day after the date hereof (the “Earliest Exercise Date”) and through and including November [__], 2019 (the “Expiration Date”), subject to the following terms and conditions. This Warrant (this “Warrant”) is issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Investor named therein (as amended from time to time, the “Purchase Agreement”) and that certain Strategic Alliance Agreement, dated as of the date hereof, by and among the Company and Dialog Semiconductor (UK) Ltd. (the “Strategic Alliance Agreement”).

1.  Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2.  Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the Holder of record hereof. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Warrant Shares shall be afforded the registration rights set forth in Article VI of the Purchase Agreement.

3.  Exercise and Duration of Warrant.

(a)  This Warrant shall be exercisable by the Holder at any time and from time to time on or after the Earliest Exercise Date to and including the Expiration Date. At 6:30 P.M., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b)  The Holder may exercise this Warrant by delivering to the Company an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall be required to deliver the original Warrant in order to effect an exercise hereunder unless the Holder shall deliver an affidavit of loss or such other documentation reasonably requested by the Company in lieu of such original Warrant in connection with any such exercise. Execution and delivery of the Exercise Notice in respect of less than all the Warrant Shares issuable upon exercise of this Warrant shall have the same effect as cancellation of the original Warrant and issuance of a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the right to purchase the remaining number of Warrant Shares.

(c)  This Warrant shall not be exercisable through the making of a cash payment of the Exercise Price, but instead the Holder may only exercise this Warrant by converting this Warrant into shares of Common Stock, in which event the Company will issue to the Holder the number of shares of Common Stock equal to the amount resulting from the following equation:

X = (A - B) x C where:
A

X =	the number of shares of Common Stock issuable upon exercise pursuant to this Section 3(d);

A =	the Current Market Price Per Common Share (as defined in Section 10) on the date on which the Holder delivers an Exercise Notice to the Company pursuant to Section 3(b);

B =	the Exercise Price; and

C =	the number of shares of Common Stock as to which this Warrant is being exercised pursuant to Section 3(b).

If the foregoing calculation results in zero or a negative number, then no shares of Common Stock shall be issued upon exercise pursuant to this Section 3(d).

4.  Delivery of Warrant Shares.

(a)  Upon exercise of this Warrant, the Company shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise (i) free of restrictive legends if (x) sold under a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder or (y) if such shares are freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act, or (ii) if such shares are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act, such certificate will bear the legends set forth in Section 4.1(b) of the Purchase Agreement. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon request of the Holder, use best efforts to deliver, or to cause its transfer agent to deliver, Warrant Shares hereunder electronically through The Depository Trust Company or another established clearing corporation performing similar functions.

(b)  This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c)  The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

5.  Exchange, Transfer or Assignment of Warrant.

(a)  Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other Persons dealing with this Warrant as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby.

(b)  Subject to compliance with applicable securities laws and the Purchase Agreement, the Holder shall be entitled, without obtaining the consent of the Company, to assign and transfer this Warrant, at any time in whole or from time to time in part, to an Affiliate of the Holder, provided such Affiliate agrees in writing to be bound by the terms of Section 4.1, Section 4.8, Section 4.9, and Section 4.10 of the Purchase Agreement. The Holder may not otherwise sell, assign or transfer this Warrant, in whole or part. Subject to the preceding sentence, upon surrender of this Warrant to the Company, together with the form of warrant assignment attached hereto (the “Warrant Assignment”) duly executed, the Company shall, as promptly as practicable and without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such Warrant Assignment and, if the Holder’s entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.

6.  Charges, Taxes and Expenses. The Company shall pay any and all documentary, stamp, issue, transfer and other similar taxes that may be payable upon the initial issuance of the Warrants hereunder. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any documentary, stamp, issue, transfer and other similar tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates upon the exercise of the Warrants hereunder, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance, delivery or registration of any certificates for Warrant Shares or Warrant in a name other than that of the Holder.

7.  Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company, at no cost to Holder, shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of an affidavit of such loss, theft or destruction and customary indemnity, if requested.

8.  Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (after giving effect to the adjustments and restrictions of Section 9, if any). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued, fully paid and nonassessable and free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale, except to the extent created by the Holder. The Company will use reasonable commercial efforts to take all such action to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed, in each case, applicable to the Company.

9.  Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)  Stock Dividends, Splits and Combinations. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on its Common Stock that is payable in shares of Common Stock, (ii)  subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such dividend, distribution, subdivision or combination.

(b)  Fundamental Transactions. If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected (all such transactions being hereinafter referred to as a “Fundamental Transaction”), then the Company shall ensure that lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this Section 9(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions, each of which transactions shall also constitute a Fundamental Transaction.

(c)  Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased (as the case may be), proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the decreased or increased (as the case may be) number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)  Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock. No adjustment in the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrant, as the case may be, shall be required if the amount of such adjustment would be less than 1/10th of a cent or 1/100th of a share, as the case may be; provided, however, that any adjustments which by reason of this Section 9(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(e)  Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon any such occurrence and/or otherwise upon written request by or on behalf of the Holder, the Company will promptly deliver a copy of each such certificate to the Holder and to the Transfer Agent.

(f)  Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) enters into any agreement contemplating, or solicits stockholder approval for, any Fundamental Transaction or Change of Control or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, including the effect on the Exercise Price and the number, kind or class of securities or other property issuable upon exercise of this Warrant, at least fifteen calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary to facilitate the exercise of the Warrant pursuant to Section 3(b) (which exercise may be conditioned upon the occurrence of such event); provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.  Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable upon exercise of this Warrant, then the number of Warrant Shares to be issued will be rounded down to the nearest whole share.

11.  Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of delivery to the courier service, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be as set forth in the Purchase Agreement.

12.  Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholder services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

13.  Miscellaneous.

(a)  The Company shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise and (ii) will not, and will not permit its transfer agent to, close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

(b)  GOVERNING LAW; VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THAT BODY OF LAWS PERTAINING TO CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT AND THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED

HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(c)  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)  No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Expiration Date.

(f)  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(g)  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(h)  Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived with the written consent of the Company and the Holder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

ENERGOUS CORPORATION

By:
Name:
Title:

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: Energous Corporation

The undersigned is the Holder of Warrant No. _______ (the “Warrant”) issued by Energous Corporation, a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3.	Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

Dated: ____________________, ______	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF WARRANT ASSIGNMENT

Dated ________________, _____

FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto _____________________________ (the “Assignee”),

(please type or print in block letters)

 (insert address)

its right to purchase up to ______________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint _______________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Signature:_________________________________

Exhibit C
Form of Secretary’s Certificate - Company

Energous Corporation

Secretary’s Certificate

I, Brian Sereda, certify that I am the Secretary of Energous Corporation, a Delaware corporation (the “Company”), and that, as such, I am authorized to execute this certificate on behalf of the Company and in connection with that certain Securities Purchase Agreement, dated as of November 6, 2016 (the “Purchase Agreement”), by and among the Company and the Investor named therein (the “Investor”), and do hereby further certify that:

1.  Attached hereto as Exhibit A is a true and complete copy of the Second Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”), as amended by that Certificate of Amendment dated March 26, 2016; no other amendments to the Certificate of Incorporation have been adopted, the Company has not filed any amendments to the Certificate of Incorporation with the Secretary of State of the State of Delaware, and no action has been taken by the Company, its shareholders, directors or officers in contemplation of the filing of any such amendment or other document; the Certificate of Incorporation remains in full force and effect on the date hereof;

2.  Attached hereto as Exhibit B is a certificate of good standing certified by the Secretary of State of the State of Delaware;

3.  Attached hereto as Exhibit C is a certificate of foreign qualification certified by the Secretary of State of the State of California;

4.  Attached hereto as Exhibit D is a true and complete copy of the By-laws of the Company; such By-laws have not been amended and are in full force and effect as of the date hereof;

5.  Attached hereto as Exhibit E are true and complete copies of the resolutions adopted by the Board of Directors of the Company, either at a meeting or meetings properly held or by the unanimous written consent of the Board of Directors, relating to the issuance, offering and sale of the shares of the Company’s common stock (the “Common Stock”) and the warrants to purchase shares of Common Stock (the “Warrants”) pursuant to the Purchase Agreement; all of such resolutions were duly adopted, have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Board of Directors with respect to the issuance, offering and sale of the Common Stock and Warrants pursuant to the Purchase Agreement;

6.  Attached hereto as Exhibit F is a true and complete copy of an incumbency certificate of the Company’s officers.

[Signature page follows]

In witness whereof, I have hereunto signed my name this _____ day of November, 2016.

By:
	Brian	Sereda, Secretary

Exhibit A

Certificate of Incorporation

Exhibit B

Delaware Good Standing

Exhibit C

Foreign Qualification

Exhibit D

By-laws

Exhibit E

Board of Director Resolutions

Exhibit F

Incumbency Certificate

The undersigned individuals of Energous Corporation, a Delaware corporation (the “Corporation”), are designated as appropriate parties with the power and authority to enter into contracts, agreements and to provide written directions pertaining to services associated with stock transfer and registrar needs:

Name	Title	Signature

Stephen R. Rizzone	President and Chief Executive Officer

Brian Sereda	Chief Financial Officer and Secretary

IN WITNESS WHEREOF I have hereunto set my hand and the Corporate Seal of the Corporation this __ day of November, 2016.

Name:	Brian Sereda
Title:	Secretary